Exhibit 10.51

FIRST AMENDMENT TO OPERATIONS SUBLEASE AGREEMENT

THIS FIRST AMENDMENT TO OPERATIONS SUBLEASE AGREEMENT (“Amendment”) is made and entered into as of September 24, 2024 (the “Effective Date”) between Notes Live Foundation, a Colorado non-profit corporation whose address is 1755 Telstar Drive, Suite 501, Colorado Springs, CO 80920, herein designated as the “Landlord,” and Sunset Operations, LLC, a Colorado limited liability company, whose address 1755 Telstar Drive, Suite 501, Colorado Springs, CO 80920, herein designated as the “Tenant.”

WHEREAS, Landlord and Tenant entered into that certain Operations Lease Agreement dated as of August 21, 2024 (the “Lease”); and

WHEREAS, Tenant is the assignee of Notes Live, Inc. with respect to all of Notes Live, Inc.’s rights and obligations relating to the Premises as set forth in the Exclusive Operating Agreement dated June 16, 2024 between Notes Live, Inc. and AEG Presents – Rocky Mountains, LLC (“AEG Agreement”); and

WHEREAS, Landlord and Tenant desire to amend the Lease in accordance with the terms set forth herein below;

NOW, THEREFORE, for and in consideration of $10.00, in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree and covenant as follows:

1.	RECITALS; CAPITALIZED TERMS. The foregoing recitals are hereby incorporated into, and made a substantive part of, this Amendment. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

2.	Rental. Subsection 3(b) of the Lease is hereby deleted in its entirety, and the following subsection (b) is hereby substituted in lieu thereof:

“(b) a per ticket amount to be determined by Tenant, multiplied by the total number of tickets sold for entry into “public events” at Amphitheater, not to exceed $50,000 in total unless agreed to in writing by Tenant (the “Charitable Trust Contribution”), to be paid annually, plus”

Section 3 of the Lease is further amended by adding the following provision as a new paragraph at the end of said section:

“Notwithstanding anything herein or elsewhere to the contrary, Landlord hereby assigns unto Sunset Amphitheater, LLC all Additional Rent and Facility Rent other than the Charitable Trust Contribution (which Charitable Trust Contribution shall be paid to, and retained by, Landlord). Said assignment shall be effective commencing on the Effective Date and continuing thereafter until such time, if any, that it is revoked in writing by Landlord. Unless and until said assignment is revoked by Landlord as aforesaid, all such assigned Additional Rent and Facility Rent shall be paid directly by Tenant to Sunset Amphitheater, LLC.”

3.	Use. Section 15 of the Lease is hereby deleted in its entirety, and the following provision is hereby substituted in lieu thereof:

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“15. USE AND POSSESSION OF PREMISES. Tenant, its successors or assigns may use the Premises for operation of a restaurant, music venue, event venue, and other public or private uses deemed appropriate by Tenant, including without limitation community and civic events. The Tenant shall not occupy or use the Premises for any purpose deemed unlawful, disreputable, or extra hazardous, on account of fire or other casualty. Tenant shall not use, store, manufacture or in any manner bring upon the Premises any hazardous wastes, hazardous chemicals, hazardous substances or petroleum products, except to the extent reasonable and common for the operation of an outdoor concert amphitheater and event venue. Tenant and Landlord acknowledge and agree that Tenant’s use and occupancy of the Premises for the purposes described herein shall not exclude concurrent uses of the Premises by Landlord (“Concurrent Uses”), provided that such Concurrent Uses are approved in advance by Tenant in its sole and absolute discretion and shall in no way hinder, diminish or interfere with the use of the Premises by Tenant for the conduct of Tenant’s operations as established and scheduled by Tenant in its sole and absolute discretion. Subject to the foregoing and further subject to management, operations and administration protocols established by Tenant, Landlord and Tenant agree that, throughout the Term, and in addition to the Concurrent Uses, Landlord shall keep and retain the right to: (a) exclusive use of the Premises, at no charge, to conduct ticketed concert(s) or other event(s) for the benefit of Landlord or a non-profit affiliate of Landlord during such times as may be mutually-agreed upon by Landlord and Tenant; (b) use the Premises and its facilities (including, without limitation, the electronic stage screen and on-site promotional booth and literature) during Tenant’s events, including concert or other entertainment events promoted by, produced, or held on the Premises by Tenant or AEG pursuant to the AEG Agreement, for the purpose of promoting and marketing the mission and activities of Landlord or a non-profit affiliate of Landlord; and (c) on-site sponsorship and promotion of the Charitable Trust Contribution resulting from Tenant’s or AEG’s events.

4.	Entire Agreement. Except as expressly amended hereby, the Lease remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, the day and year written herein below:

LANDLORD:		TENANT:

Notes Live Foundation		Sunset Operations, LLC

By:	/s/ JW Roth	By:	/s/ JW Roth
Title:	President	Title:	Manager
Date:	9-24-24	Date:	9-24-24

[Guarantor signature on following page]

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Guarantor:

Notes Live, Inc.

By:	/s/ JW Roth
Title:	President
Date:	9-24-24

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